Exhibit 12.2

302 Certification

I, Guy Robert Whittaker, certify that:

1.  I have reviewed this amendment to the annual report on Form 20-F/A of The Royal Bank of Scotland Group plc;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

September 8, 2009

/s/ Guy Robert Whittaker
Name:	Guy Robert Whittaker
Title:	Chief Financial Officer